EXHIBIT 11.1

                MGIC INVESTMENT CORPORATION AND SUBSIDIARIES
              STATEMENT RE COMPUTATION OF NET INCOME PER SHARE
       Three and Nine Month Periods Ended September 30, 1996 and 1995

                                   Three Months Ended    Nine Months Ended
                                      September 30,         September 30,
                                   ------------------    ------------------
                                     1996       1995       1996       1995
                                    -----      ------     ------     ------
                              (In thousands of dollars, except per share data)

PRIMARY NET INCOME PER SHARE

Adjusted shares outstanding:
  Average common shares outstanding 58,933 58,589 58,875 58,515 Net shares to be issued upon exercise of dilutive stock
    options after applying treasury
    stock method                        564        754        589        734
                                   --------   --------   --------   --------
  Adjusted shares outstanding        59,497     59,343     59,464     59,249
                                   ========   ========   ========   ========
Net income                         $ 65,785   $ 53,664   $186,895   $148,827
                                   ========   ========   ========   ========
Primary net income per share       $   1.11   $   0.90   $   3.14   $   2.51
                                   ========   ========   ========   ========

FULLY DILUTED NET INCOME PER SHARE

Adjusted shares outstanding:
  Average common shares outstanding 58,933 58,589 58,875 58,515 Net shares to be issued upon exercise of dilutive stock
    options after applying treasury
    stock method                        589        782        628        824
                                   --------   --------   --------   --------
  Adjusted shares outstanding        59,522     59,371     59,503     59,339
                                   ========   ========   ========   ========
Net income                         $ 65,785   $ 53,664   $186,895   $148,827
                                   ========   ========   ========   ========
Fully diluted net income per share $   1.11   $   0.90   $   3.14   $   2.51
                                   ========   ========   ========   ========